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                                                                      Exhibit j

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A (the "Registration Statement") of our reports dated February 17, 2009, relating the financial statements and financial highlights appearing in the December 31, 2008 Annual Reports to Shareholders of CGM Realty Fund, CGM Focus Fund and CGM Mutual Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
April 24, 2009